Exhibit 32.1
CERTIFICATION PURSUANT TO
18.U.S.C. SECTION 1350
In connection with the Quarterly Report of American National Insurance Company (the “Company”) on Form 10-Q for the quarter ending March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert L. Moody, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert L. Moody
Robert L. Moody
Chairman and Chief Executive Officer (Principal Executive Officer)
Dated: May 6, 2011
The foregoing certifications are being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, are not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.